EXHIBIT 99.1

FLIR Systems Announces Third Quarter 2017 Financial Results

Third Quarter Revenue Growth of 15% Over Prior Year

GAAP EPS of $0.46; Adjusted EPS of $0.52, Up 8% Over Prior Year

Backlog reaches $709 million, the highest level in FLIR’s history

WILSONVILLE, Ore., Oct. 25, 2017 (GLOBE NEWSWIRE) -- FLIR Systems, Inc. (NASDAQ:FLIR) today announced financial results for the third quarter ended September 30, 2017. Third quarter 2017 revenue was $464.7 million, up 15% over third quarter 2016 revenue of $405.2 million. GAAP operating income in the third quarter grew 8% to $87.1 million, compared to $80.8 million in the third quarter of 2016. Adjusted operating income was $101.1 million in the third quarter, which is 14% higher than adjusted operating income of $89.0 million in the third quarter of 2016.

Third quarter 2017 GAAP net earnings were $63.5 million, or $0.46 per diluted share, compared with GAAP net earnings of $58.6 million, or $0.43 per diluted share in the third quarter a year ago. Adjusted net earnings in the third quarter were $72.7 million, or $0.52 per diluted share, which was 8% higher than adjusted net earnings per diluted share of $0.48 in the third quarter of 2016, where a lower tax rate relative to the current year added $0.02 of income per share.

Revenue from the Surveillance segment was $146.8 million, an increase of 8% from the third quarter results last year. The Instruments segment contributed $91.4 million of revenue during the third quarter, up 11% over the prior year. The Security segment recorded revenue of $65.7 million in the third quarter, up 16% from the prior year. FLIR’s OEM & Emerging Markets segment had $87.2 million of revenue, an increase of 39% over the prior year, and was driven by the addition of the Integrated Imaging Solutions line of business from the fourth quarter 2016 acquisition of Point Grey Research. Revenue from the Maritime segment was $42.3 million, which was 4% higher than the third quarter of 2016. The Detection segment contributed $31.4 million of revenue, an increase of 19% over the prior year, and was driven by timing of DR-SKO program shipments.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $709 million as of September 30, 2017, an increase of $64 million, or 10%, during the quarter.

“Our teams executed very well during the third quarter, with all six of our segments exhibiting organic revenue growth. This translated to EPS acceleration and operating cash flow that significantly exceeded net income,” said Jim Cannon, President and CEO of FLIR. “Bookings in the quarter drove our backlog to its highest level in our history. This positions us well as we realign our businesses and deploy The FLIR Method for continuous business improvement, initiatives that we expect to drive organic growth, increase profitability, and generate ample cash for us to deploy in ways that enhance shareholder returns.”

Revenue and Earnings Outlook for 2017

Based on financial results for the first nine months of the year and the outlook for the remainder of the year, FLIR expects revenue in 2017 to continue to be in the range of $1.775 billion to $1.825 billion and adjusted net earnings per diluted share to now be in the range of $1.83 to $1.88 per diluted share.

Dividend Declaration

FLIR’s Board of Directors has declared a quarterly cash dividend of $0.15 per share on FLIR common stock, payable December 8, 2017, to shareholders of record as of close of business on November 24, 2017.

Conference Call

FLIR has scheduled a conference call at 9:00 a.m. ET (6:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation can be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 12:00 p.m. ET (9:00 a.m. PT) at this same internet address. Summary third quarter and historical financial data may be accessed online from the Financial Info Database link under the Financials & Filings section at www.FLIR.com/investor.

About FLIR Systems

Founded in 1978 and headquartered in Wilsonville, Oregon, FLIR Systems is a world-leading maker of sensor systems that enhance perception and heighten awareness, helping to save lives, improve productivity, and protect the environment. Through its nearly 3,500 employees, FLIR’s vision is to be “The World’s Sixth Sense” by leveraging thermal imaging and adjacent technologies to provide innovative, intelligent solutions for security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. For more information, please visit www.flir.com and follow @flir.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP measures. With respect to the outlook for the full year 2017, certain items that affect GAAP net earnings per diluted share are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP net earnings per diluted share or a corresponding reconciliation to GAAP net earnings per diluted share for the full year. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Forward-Looking Statements

Statements in this release by Jim Cannon and the statements in the section captioned "Revenue and Earnings Outlook for 2017" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the impact of FLIR’s continuing compliance with U.S. export control laws and regulations and similar laws and regulations, the timely receipt of any necessary export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue	$464,712	$405,228	$1,305,650	$1,187,429
Cost of goods sold	241,821	213,852	684,706	635,041
Gross profit	222,891	191,376	620,944	552,388

Operating expenses:
Research and development	42,873	33,839	127,902	109,327
Selling, general and administrative	92,932	76,688	280,240	239,623
Total operating expenses	135,805	110,527	408,142	348,950

Earnings from operations	87,086	80,849	212,802	203,438

Interest expense	3,819	5,736	12,744	13,543
Interest income	(488)	(336)	(1,114)	(924)
Other (income) expense, net	(778)	241	(2,465)	138

Earnings before income taxes	84,533	75,208	203,637	190,681

Income tax provision	21,004	16,575	46,124	85,555

Net earnings	$63,529	$58,633	$157,513	$105,126

Earnings per share:
Basic	$0.46	$0.43	$1.15	$0.76
Diluted	$0.46	$0.43	$1.13	$0.76

Weighted average shares outstanding:
Basic	137,849	136,963	137,030	137,438
Diluted	139,419	137,938	138,853	138,594

FLIR SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands) (Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS

Current assets:
Cash and cash equivalents	$436,961	$361,349
Accounts receivable, net	345,542	352,020
Inventories	413,005	371,371
Prepaid expenses and other current assets	86,570	79,917
Total current assets	1,282,078	1,164,657

Property and equipment, net	270,023	271,785
Deferred income taxes, net	51,179	45,243
Goodwill	930,846	801,406
Intangible assets, net	183,677	168,460
Other assets	48,472	168,155
	$2,766,275	$2,619,706

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$127,420	$114,225
Deferred revenue	29,015	34,420
Accrued payroll and related liabilities	67,759	52,874
Accrued expenses	47,528	34,022
Accrued income taxes	46,175	51,017
Other current liabilities	50,041	60,154
Current portion long-term debt	-	15,000
Total current liabilities	367,938	361,712

Long-term debt	420,369	501,921
Deferred income taxes	14,569	2,331
Accrued income taxes	14,054	9,643
Other long-term liabilities	59,827	65,773

Commitments and contingencies

Shareholders’ equity	1,889,518	1,678,326
	$2,766,275	$2,619,706

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Cash flows from operating activities:
Net earnings	$63,529	$58,633	$157,513	$105,126
Income items not affecting cash:
Depreciation and amortization	18,418	14,079	53,426	41,857
Deferred income taxes	(2,187)	172	(2,337)	(200)
Stock-based compensation arrangements	9,891	6,872	24,745	21,253
Other non-cash items	(8,796)	4,379	(28,007)	19,830
Changes in operating assets and liabilities net of acquisitions	23,227	4,656	3,996	34,741
Cash provided by operating activities	104,082	88,791	209,336	222,607

Cash flows from investing activities:
Additions to property and equipment	(8,208)	(6,806)	(31,861)	(27,682)
Proceeds from sale of assets	-	2,111	27	6,986
Business acquisitions, net of cash acquired	-	-	-	(42,445)
Other Investments	-	-	2,859	-
Cash used by investing activities	(8,208)	(4,695)	(28,975)	(63,141)

Cash flows from financing activities:
Net proceeds from credit agreement
and long-term debt	-	(940)	-	524,826
Repayments of credit agreement and long-term debt	(86,250)	(254,935)	(97,500)	(367,435)
Repurchase of common stock	-	(36,310)	-	(66,057)
Dividends paid	(20,763)	(16,474)	(61,776)	(49,564)
Proceeds from shares issued pursuant to stock-based compensation plans	37,196	806	44,231	7,347
Tax paid for net share exercises and issuance of vested restricted stock units	(483)	(159)	(9,505)	(5,775)
Other financing activities	(8)	-	(13)	10
Cash (used) provided by financing activities	(70,308)	(308,012)	(124,563)	43,352

Effect of exchange rate changes on cash	7,804	(1,575)	19,814	2,085

Net increase (decrease) in cash and cash equivalents	33,370	(225,491)	75,612	204,903
Cash and cash equivalents:
Beginning of period	403,591	903,179	361,349	472,785
End of period	$436,961	$677,688	$436,961	$677,688

FLIR SYSTEMS, INC.
OPERATING SEGMENT PERFORMANCE
(In thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
SEGMENT REVENUE
Surveillance	$146,805	$136,402	$394,742	$373,993
Instruments	91,429	82,673	255,253	240,160
Security	65,660	56,431	160,447	166,872
OEM & Emerging Markets	87,206	62,719	259,418	167,544
Maritime	42,256	40,586	145,909	147,469
Detection	31,356	26,417	89,881	91,391

SEGMENT EARNINGS FROM OPERATIONS
Surveillance	$44,941	$41,428	$104,313	$103,888
Instruments	29,603	27,578	74,376	67,254
Security	6,486	4,784	8,090	7,025
OEM & Emerging Markets	26,931	20,658	77,628	48,100
Maritime	4,466	3,155	19,060	16,482
Detection	8,883	6,999	24,644	25,556

SEGMENT OPERATING MARGIN
Surveillance	30.6%	30.4%	26.4%	27.8%
Instruments	32.4%	33.4%	29.1%	28.0%
Security	9.9%	8.5%	5.0%	4.2%
OEM & Emerging Markets	30.9%	32.9%	29.9%	28.7%
Maritime	10.6%	7.8%	13.1%	11.2%
Detection	28.3%	26.5%	27.4%	28.0%

FLIR SYSTEMS, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gross profit:
GAAP gross profit	$222,891	$191,376	$620,944	$552,388
Amortization of acquired intangible assets	3,704	2,127	10,906	6,722
Purchase accounting adjustments	-	-	1,992	-
Restructuring charges	-	22	-	-
Other	1,088	2,000	3,088	2,000
Adjusted gross profit	$227,683	$195,525	$636,930	$561,110

Gross margin:
GAAP gross margin	48.0%	47.2%	47.6%	46.5%
Cumulative effect of non-GAAP Adjustments	1.0%	1.0%	1.2%	0.7%
Adjusted gross margin	49.0%	48.3%	48.8%	47.3%

Earnings from operations:
GAAP earnings from operations	$87,086	$80,849	$212,802	$203,438
Amortization of acquired intangible assets	7,102	4,329	20,854	12,464
Purchase accounting adjustments	-	-	1,992	-
Restructuring charges	542	910	642	1,217
Acquisition related expenses	526	949	1,864	2,211
Other	5,890	2,000	13,621	2,000
Adjusted earnings from operations	$101,146	$89,037	$251,775	$221,330

Operating margin:
GAAP operating margin	18.7%	20.0%	16.3%	17.1%
Cumulative effect of non-GAAP Adjustments	3.0%	2.0%	3.0%	1.5%
Adjusted operating margin	21.8%	22.0%	19.3%	18.6%

Net earnings:
GAAP net earnings	$63,529	$58,633	$157,513	$105,126
Amortization of acquired intangible assets	7,102	4,329	20,854	12,464
Purchase accounting adjustments	-	-	1,992	-
Restructuring charges	542	910	642	1,217
Acquisition related expenses	526	949	1,864	2,211
Other	5,890	3,262	13,621	5,262
Estimated tax benefit of non-GAAP adjustments	(3,709)	(2,357)	(9,937)	(4,788)
Discrete tax items, net	(1,148)	(100)	(5,804)	40,458
Adjusted net earnings	$72,732	$65,626	$180,745	$161,950

Earnings Per Diluted Share:
GAAP Earnings Per Diluted Share	$0.46	$0.43	$1.13	$0.76
Cumulative effect of non-GAAP Adjustments	0.06	0.05	0.17	0.41
Adjusted Earnings Per Diluted Share	$0.52	$0.48	$1.30	$1.17

Weighted average shares outstanding:
Diluted	139,419	137,938	138,853	138,594

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with United States generally accepted accounting principles (GAAP). As a supplement to our GAAP financial results, this earnings announcement contains some or all of the following non-GAAP financial measures: (i) adjusted gross profit, (ii) adjusted gross margin (defined as adjusted gross profit divided by revenue), (iii) adjusted operating earnings/income, (iv) adjusted operating margin (defined as adjusted operating income divided by revenue), (v) adjusted net earnings/income, and (vi) adjusted earnings per diluted share (EPS). These non-GAAP measures of financial performance are not prepared in accordance with GAAP and computational methods may differ from those used by other companies. Additionally, these non-GAAP measures should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. Each of the non-GAAP measures is adjusted from GAAP results and are outlined in the "GAAP to Non-GAAP Reconciliation" tables included within this earnings release.

In calculating non-GAAP financial measures, we exclude certain items (including gains and losses) to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, gains and losses on cost-basis investments, discrete tax items, and other items we do not consider to be directly related to our core operating performance. We use non-GAAP measures internally to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. Accordingly, supplementing GAAP financial results with these non-GAAP financial measures enables the comparison of our ongoing operating results in a manner consistent with the metrics reviewed by management. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

  the comparability of our ongoing operating results over the periods presented;
  the ability to identify trends in our underlying business; and
  the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

  Amortization of acquired intangible assets. GAAP accounting requires that intangible assets are recorded at fair value as of the date of acquisition and amortized over their estimated useful lives. The timing and magnitude of our acquisition transactions and maturities of the businesses acquired will cause our operating results to vary from period to period, making comparison to past performance difficult for investors. We exclude amortization of acquired intangible assets from our non-GAAP measures because management does not believe these costs are representative of our core operating performance.

  Purchase accounting adjustments. Included in our GAAP financial measures are purchase accounting adjustments, required by GAAP to adjust inventory balances to fair value at the time of acquisition. These non-cash charges are not reflective of our ongoing operations and can vary significantly in any given period driven by variability in our acquisition activity. We exclude purchase accounting adjustments from our non-GAAP measures because management does not believe these costs are representative of our core operating performance.

  Acquisition related expenses. Included in our GAAP financial measures are acquisition related expenses, consisting of external expenses resulting directly from acquisition related activities, including due diligence, legal, valuation, tax and audit services. The timing and nature of our acquisition activity can vary significantly from period to period impacting comparability of operating results from one period to another. These transaction-specific costs can vary significantly in amount and timing and are not indicative of our core operating performance.

  Restructuring charges. Included in our GAAP financial measures are restructuring charges which are primarily for employee compensation resulting from reductions in employee headcount and facilities exit and lease termination costs in connection with Company reorganization and restructuring activities. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and facilitates comparison with the results of other companies in our industry.

  Other. Other charges include executive transition costs, product remediation charges associated with certain SkyWatch™ surveillance towers, gains or losses on cost-basis investments, and a loss on extinguishment of debt. Executive transition costs include costs associated with separation agreements of the Company’s former CEO and COO, professional services expenses associated with the transition of the former CEO and CFO including recruitment fees and legal services, and a sign-on cash bonus payment to the current CEO, partially offset by benefits associated with stock compensation reversals for share-based awards forfeited upon the departures of the former CEO, COO and CFO.  We exclude other charges from our non-GAAP measures because we do not believe such costs are representative of our ongoing operations.

  Estimated tax effect of non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the previously listed non-GAAP adjustments on non-GAAP net income. We estimate the tax effect of the adjustment items by applying the Company's overall estimated effective tax rate, excluding significant discrete items, to the pretax amount.

  Discrete tax items, net. Included in our GAAP financial measures are income tax expenses and benefits related to discrete events or transactions that are not representative of the Company's estimated tax rate related to ongoing operations. These discrete tax items can vary significantly from period to period impacting the comparability of our earnings from one period to another. Discrete tax items include charges and reversals of provisions associated with certain unrecognized tax benefits, benefits associated with the reversal of previously recorded valuation allowances against certain deferred tax assets, and other discrete items not included in the annual effective tax rate associated with our ongoing operations. We exclude discrete tax items from our non-GAAP measures because we do not believe such expenses or benefits reflect the performance of our ongoing operations.